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                                                                   EXHIBIT 10.52

THIS INSTRUMENT PREPARED BY:
LUIS A. CONSUEGRA, ESQ.
780 NW 42ND AVENUE
MIAMI, FLORIDA 33126

                                  MORTGAGE DEED

         THIS MORTGAGE DEED, executed this 16th day of July, 2001, by and between ORIOLE HOMES CORP., A FLORIDA CORPORATION, hereinafter called the MORTGAGOR, which term as used in every instance shall include the Mortgagor's heirs, executors, administrators, successors, legal representatives and assigns, either voluntary by act of the parties, or involuntary by operation of law, and shall denote the singular and/or plural, and the masculine and/or feminine and natural and/or artificial persons, whenever and wherever the context so requires or admits, party of the first part, in favor of OCEAN BANK, a state banking corporation, its successors and assigns, hereinafter called the BANK,

         WITNESSETH, that for divers good and valuable considerations, and to secure the payment of those certain Promissory Note in the amount of TWELVE MILLION ONE HUNDRED SEVENTY SIX THOUSAND EIGHT HUNDRED EIGHTY TWO AND NO/100 DOLLARS ($12,176,882.00) executed by the MORTGAGOR in favor of the BANK (the term PROMISSORY NOTE as hereafter used shall denote the singular, if one Note, or the plural, if more than one Note is secured by this Mortgage), together with interest thereon and all other sums of money secured hereby as hereinafter provided, the MORTGAGOR does grant, bargain, sell, alien, remise, release, convey, and confirm unto the BANK in fee simple, the following described real estate, of which the MORTGAGOR is now seized and possessed, and in actual possession, situate in the County of Osceola, State of Florida, to-wit:

         Lot 498, CELEBRATION SOUTH VILLAGE UNIT 2, according to the Plat thereof as recorded in Plat Book 11 at Page 13 through 21, inclusive, of the Public Records of Osceola County, Florida

         THIS MORTGAGE IS BEING GIVEN IN CONNECTION WITH A CERTAIN CONSTRUCTION LOAN AGREEMENT OF EVEN DATE, THE TERMS OF WHICH ARE INCORPORATED HEREIN BY REFERENCE.

         THIS IS AN OPEN FIRST MORTGAGE IN THE AMOUNT OF $12,176,882.00 GIVEN TO SECURE ANY PRESENT OR FUTURE OBLIGATIONS OF MORTGAGOR.

         TOGETHER with all structures and improvements now and hereafter on said land, and the fixtures attached thereto; and the easements, riparian and littoral rights and appurtenances thereunto belonging, or in any wise appertaining; and all rents, issues, proceeds and profits accruing and to accrue from said premises; and all gas and electric fixtures, heaters, air conditioning equipment, machinery, boilers, ranges, elevators and motors, plumbing fixtures and hardware, window screens, screen doors, venetian blinds, storm shutters and awnings, pool pumps and motors and all other heating, cooking, refrigerating, plumbing, cooling, ventilating, irrigating and power systems and appliances which are now or may hereafter pertain to or be used with, in or on said premises though they may be either detached or detachable.


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         TOGETHER with all furniture, furnishings, fixtures, and equipment contained in or appurtenant to said premises, or which may hereafter from time to time be placed therein, and any substitution or replacement thereof.

         TO HAVE AND TO HOLD the same, together with the tenements, hereditaments, and appurtenances, unto the said BANK, in fee simple.

         AND THE SAID MORTGAGOR does hereby covenant with BANK that said MORTGAGOR is indefeasibly seized with the absolute and fee simple title to said property, and has full power and lawful authority to sell, convey, transfer and mortgage the same; that it shall be lawful at any time hereafter for the BANK to peaceably and quietly enter upon, hold, and occupy said property; that said property is free and discharged from all other and prior liens, assessments, judgements, taxes, and encumbrances; that said MORTGAGOR does hereby warrant the title to said land and will defend the same against the lawful claims of all persons whomsoever.

         PROVIDED ALWAYS that if the MORTGAGOR shall pay unto the BANK the total sum of money aggregating to TWELVE MILLION NINE HUNDRED SIXTY THOUSAND AND NO/100 DOLLARS ($12,960,000.00), evidenced by the PROMISSORY NOTE hereinbefore referred to, as well as any renewals, modifications and extensions thereof, together with all sums secured hereby and shall pay all other sums provided to be paid by this Mortgage, and shall perform, comply with and abide by all the stipulations, agreements, conditions and covenants of said PROMISSORY NOTE, of this Mortgage, and of all the related loan documents delivered to the BANK in connection with the loan secured hereby (collectively the "Loan Documents"), the estate hereby created shall cease and be null and void.

         AND THE MORTGAGOR DOES HEREBY FURTHER COVENANT AND AGREE AS FOLLOWS:

1) MORTGAGOR shall promptly pay when due, the principal and interest on the indebtedness evidenced by the PROMISSORY NOTE or Notes, the principal and interest on any Future Advances secured by this Mortgage, late charges if provided in the PROMISSORY NOTE and any other amounts due to the BANK by reason of any payment made in order to protect the BANK'S interest under the PROMISSORY NOTE or Notes, and this Mortgage.

2) To pay all and singular the taxes, insurance, assessments, levies, liabilities, obligations, and encumbrances of every nature on said described property, each and every one when due and payable according to law, before they become delinquent and if the same shall not be promptly paid, the BANK, at its option and without obligation to do so, may pay the same without waiving or affecting the option to foreclose, or any rights hereunder and every payment so made shall bear interest from the date thereof at the maximum default rate as provided in the PROMISSORY NOTE secured hereby. The MORTGAGOR shall deliver to the BANK receipts evidencing the payment of said taxes, assessments, levies, etc., immediately upon the payment thereof as required under this Paragraph. Any such amounts paid by the BANK pursuant to this paragraph shall be secured by this mortgage.

3) To keep the buildings now or hereafter on said land and the fixtures and personal property therein contained insured with a company or companies approved by the BANK, against loss by fire, windstorm, and such other casualties, for such period and for not less that such amount as BANK may require, but in no event less that the outstanding principal sum of the PROMISSORY NOTES, or the full insurable and to pay promptly when due all premiums for such insurance. MORTGAGOR agrees to deliver renewal or replacement policies of any nature or replacement certificates of insurance to the BANK, at least ten (10) days prior to the expiration or anniversary date of the existing policies. The amounts of insurance required by the BANK shall be the minimum amounts for which said insurance shall be written and it


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         shall be incumbent upon the MORTGAGOR to maintain such additional insurances as may be necessary to meet and comply fully with all co-insurance requirements contained in said policies to the end that MORTGAGOR is not a co-insuror thereunder.

         The policy or policies shall be held by and be payable to said BANK, and the BANK shall have the option if destruction is over 50% of the value of the improvements, excluding the land, to receive and apply said payment on account of the indebtedness hereby secured, rather than to permit the MORTGAGOR to receive or use it, or any part thereof, for any purposes without thereby waiving or impairing the equity, lien or right under and by virtue of this Mortgage, and may place and pay such insurance or any part thereof without waiving or affecting the option to foreclose or any right hereunder, and each such payment shall bear interest at the maximum default rate as provided in the PROMISSORY NOTE secured hereby.

4) To permit, commit, or suffer no waste, impairment, abandonment, or deterioration of said property, or any part thereof, and upon the failure of the MORTGAGOR to keep the buildings and/or the personal property located on the mortgaged premises in good condition or repair, the BANK may demand the immediate repair of said property, or the immediate repayment of the debt hereby secured, and the failure of the MORTGAGOR to comply with said demand of the BANK for a period of thirty
         (30), shall constitute a default of this Mortgage, and at the option of the BANK, it may immediately mature the entire amount of principal and interest hereby secured, and the BANK, immediately and without notice, may institute proceedings to foreclose this Mortgage and apply for the appointment of a receiver, as hereinafter provided.

5) To perform, comply with and abide by all the stipulations, agreements, conditions, and covenants set forth in the PROMISSORY NOTE or Notes secured hereby and this Mortgage.

6) To pay all and singular the costs, fees, charges, and expenses of every kind, including the cost of an abstract of title to said lands found to be necessary or expedient in connection with any suit for the foreclosure of this Mortgage, and also including, whether the BANK is obligated to pay same or not, reasonable attorney's fees incurred or expended at any time by the BANK because of the failure of the MORTGAGOR to perform, comply with, and abide by all or any of the covenants, conditions, and stipulations of said PROMISSORY NOTE, or this Mortgage, in the foreclosure of this Mortgage, or in collecting the amount secured hereby with or without legal proceedings, or in enforcing the terms, conditions, and covenants of this Mortgage with or without legal proceedings, and to reimburse the BANK for every payment made or incurred for any such purpose with interest from date of every such payment at the maximum default rate as provided in the PROMISSORY NOTE secured hereby; such payments and obligations, with interest thereon as aforesaid, shall be secured by the lien hereof.

7) To comply with all federal, state, and local laws, rules and regulations, subdivision restrictions and the municipal zoning ordinances applicable to mortgaged property, now in effect or in the future; not to erect or permit to be erected any new buildings on the premises herein mortgaged or to add to or permit to be added to, make or permit to be made, any material structural alterations to any of the existing improvements thereon without the written consent of the BANK, and in the event of any violation or attempt to violate these stipulations, or any of them, and THE MORTGAGOR has not cured such violation within thirty (30) days written notice of same from THE BANK, this Mortgage and all sums secured hereby shall immediately become due and payable at the option of the BANK.

         MORTGAGOR AND BANK FURTHER AGREE TO THE FOLLOWING:


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8)       If any of the sums of money herein referred to are not promptly and fully paid within ten (10) days written notice after the same becomes due and payable, or if any of the other stipulations, agreements, conditions, and covenants contained in the PROMISSORY NOTE and this Mortgage, or either, are not fully performed, complied with and abided by after thirty (30) days written notice, same shall be considered a default of this Mortgage and the PROMISSORY NOTE, and the aggregate sum set forth in the PROMISSORY NOTE then remaining unpaid, with interest accrued to that time and unpaid, and all monies secured hereby, shall become due and payable forthwith, or thereafter, at the option of the BANK, as fully and completely as if all the said sums of money were originally stipulated to be paid on such day, anything in the PROMISSORY NOTE or in this Mortgage to the contrary notwithstanding; and thereupon or thereafter, at the option of the BANK, without notice or demand, suit at law or in equity may be prosecuted as if all monies secured hereby had matured prior to its institution.

9) In the event the MORTGAGOR fails to pay any charges or obligations required to be paid by MORTGAGOR hereunder, within the time set forth for such payment, the BANK shall have the right to pay such charge or obligation without waiving or affecting the option of the BANK to consider this mortgage in default. Every such payment so made shall bear interest at the maximum default rate as provided in the PROMISSORY NOTE secured hereby, and every such payment shall be deemed additional monies owed by the MORTGAGOR to BANK, shall be payable on demand of the BANK therefore and shall be secured by the lien of this Mortgage.

10) In the event of a default in any of the terms of this Mortgage and/or the filing of a Complaint to foreclose this or any other mortgage encumbering the within described property, the BANK shall be entitled to apply at any time without notice, pending such foreclosure suit, to the Court having jurisdiction thereof for the appointment of a receiver of all and singular the mortgaged property, and of all the rents, incomes, profits, issues and revenues thereof, from whatsoever source derived; and thereupon it is hereby expressly covenanted and agreed that the Court shall forthwith appoint a receiver of said mortgaged property, all and singular, and of such rents, incomes, profits, issues and revenues thereof, from whatsoever source derived, with the usual powers and duties of receivers in like cases; and such appointment shall be made by such Court as a matter of strict right to the BANK, and without reference to the adequacy or inadequacy of the value of the property hereby mortgaged, or to the solvency or the insolvency of the MORTGAGOR, and that such rents, profits, incomes, issues, and revenues shall be applied by such receiver to the payment of the mortgage indebtedness, costs, and charges, according to the order of such court.

11) Notwithstanding the provisions of paragraph 10 hereof, all of the rents, deposits, revenues and profits arising out of the operation of the mortgaged property are, by the terms hereof, assigned to the BANK as further security for the payment of the indebtedness secured hereby, and no other instrument or documents need to be executed by the MORTGAGOR to effect such assignment. Any subsequent assignment of the rents, deposits, revenues, and profits of the mortgaged property, or any part thereof, shall at all times be inferior and subordinate to the assignment granted hereby and to the rights of the MORTGAGE hereunder. This assignment shall continue in effect until the indebtedness secured by this Mortgage is paid in full.

12) Except in the ordinary course of business and delivered at the mortgaged premises, if all or any part of the property or an interest therein is sold, transferred, encumbered, or if there is a change in ownership of the mortgaged premises or of any property encumbered by this mortgage, or in the management, use and operation of the mortgaged premises or if there is a transfer or change of ownership of the property without BANK'S prior written consent,


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         BANK may, at BANK'S option, declare all the sums secured by this
         Mortgage to be immediately due and payable. BANK shall have waived such option to accelerate if, prior to the sale, transfer, encumbrance, or change of ownership, BANK and the person to whom the property is to be sold, encumbered, or transferred reach agreement in writing that the credit of such person is satisfactory to BANK and that the interest payable on the sums secured by this Mortgage shall be at such rate as BANK shall request.

13) In the event the ownership of the mortgaged premises, or any part thereof, becomes vested in a person or entity other than the MORTGAGOR, the BANK may, without notice to the MORTGAGOR, deal with such successor or successors in interest with reference to this Mortgage and the debt hereby secured, in the same manner as with the MORTGAGOR, without in any way vitiating or discharging the MORTGAGOR'S liability hereunder or upon the debt hereby secured. No sale of the premises hereby mortgaged and no forbearance on the part of the BANK, and no extension of the time for the payment of the debt hereby secured given by the BANK, shall operate to release, discharge, modify, change, or affect the original liability of the MORTGAGOR herein, either in whole or in part.

14) Time is of the essence and no waiver of any obligation hereunder, or of the obligation secured hereby, shall at any time hereafter be held to be a waiver of the terms hereof or of the Notes secured hereby.

15) If foreclosure proceedings are instituted on any mortgage inferior to this Mortgage or if any foreclosure proceeding is instituted on any lien of any kind, the BANK may at its option immediately or thereafter declare this Mortgage and the indebtedness secured hereby, due and payable. If there is any mortgage superior to this Mortgage, then failure to pay said mortgage when due and in accordance with its terms or failure to abide by the terms at its option, may immediately or thereafter declare this Mortgage and the indebtedness hereby secured, due, and payable. Any modification of any mortgage superior to this Mortgage or waiver of any principal or interest payments on any note or mortgage superior to this Mortgage, including but not limited to the granting and acceptance of future advances pursuant thereto, shall be deemed a breach of the terms and covenants of this Mortgage and the BANK hereof may at its option declare this Mortgage and the indebtedness secured hereby due and payable.

16) To the extent of the indebtedness of the MORTGAGOR to the BANK described herein or secured hereby, the BANK is hereby subrogated to the lien or liens and to the rights of the owners and holders thereof of each and every mortgage, lien, or other encumbrance on the land described herein which is paid and/or satisfied, in whole or in part, out of the proceeds of the loan described herein or secured hereby, and the respective liens of said mortgages, liens, or other encumbrances, shall be and the same and each of them is hereby preserved and shall pass to and be held by the BANK herein as security for the indebtedness to the BANK herein described or hereby secured, to the same extent that it would have been preserved and could have passed to and been held by the BANK had it been duly and regularly assigned, transferred, set over, and delivered unto the BANK by separate instrument of assignment, notwithstanding the fact that the same may be satisfied and canceled of record, it being the intention of the parties hereto that the same will be satisfied and canceled of record by the holders thereof at or about the time of the recording of this Mortgage.

17) In order to accelerate the maturity of the indebtedness hereby secured because of the failure of the MORTGAGOR to pay any tax assessment, liability, obligation, or encumbrance upon said property as herein provided, it shall not be necessary nor requisite that the BANK shall first pay the same.

18) The mailing of a written notice of demand, addressed to the owner of record of the mortgaged premises, directed to the said owner at the last address actually furnished to the BANK, and


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         mailed by United States Certified Mail, Return Receipt Requested, shall be sufficient notice and demand in any case arising under this instrument and required by the provisions hereof or by law. Notice to BANK if required hereunder, shall be deemed properly given when forwarded by Certified Mail, Return Receipt Requested, with sufficient postage affixed thereto and addressed to BANK at 780 NW 42nd Avenue, Miami, Florida.

19) The Abstract of Title covering the mortgaged property shall belong to and remain in the possession of the BANK during the lien of this Mortgage, and in the event of the foreclosure of this Mortgage or other transfer of title of the mortgaged property in extinguishment of the indebtedness secured hereby, all right, title and interest of the MORTGAGOR in and to any such Abstract of Title shall pass to the purchaser or grantee.

20) If the validity or lien of this Mortgage or the PROMISSORY NOTES secured hereby be contested by litigation or otherwise, of if any action or proceeding shall be commenced in which the BANK is made a party, the MORTGAGOR agrees to pay to defend BANK with the BANK'S consent or otherwise pay to the BANK the cost of defending same, including a reasonable attorney's fee and attorneys' fees on appeal, together with interest at the maximum default rate as provided in the PROMISSORY NOTES secured hereby.

21) MORTGAGOR does hereby agree to, protect, indemnify, defend and hold THE BANK and its directors, officers, agents, employees and attorneys harmless from and against any and all liability, loss, expense or damage of any kind or nature, including, without limitation, any liability or loss that may arise by reason of an incorrect legal description of the Property (Land), and from any suits, proceedings, claims, demands or damages (including attorneys' fees and expenses paid or incurred in connection therewith) arising out of any event of default of MORTGAGOR in connection with THE NOTE or NOTES, this Mortgage, the other Loan Documents or the Mortgaged Property. This indemnification shall survive the full payment and performance of the obligations.

22) In the event that MORTGAGOR shall: (1) consent to the appointment of a receiver, trustee, or liquidator of all or a substantial part of MORTGAGOR'S assets, or (2) be adjudicated at bankruptcy, or admit in writing its inability to pay its debts as they become due, or (3) make a general assignment for the benefit of creditors, or (4) file a petition or answer seeking reorganization or arrangement with creditors, or to take advantage of any insolvency law, or (5) file an answer admitting the material allegations of a petition filed against the MORTGAGOR in any bankruptcy, reorganization or insolvency proceedings, or (6) action shall be taken by the MORTGAGOR for the purpose of effecting any of the foregoing, or (7) any order, judgment, or decree shall be entered upon an application of a creditor of MORTGAGOR by a court of competent jurisdiction approving a Petition seeking appointment of a receiver or trustee of all or a substantial part of the MORTGAGOR'S assets and such order, judgment, or decree shall continue unstayed and in effect for any period of thirty (30) consecutive days, the BANK may declare the PROMISSORY NOTES hereby secured forthwith due and payable, whereupon the principal of and the interest accrued on the PROMISSORY NOTES and all other sums hereby secured shall become forthwith due and payable as if all of the said sums of money were originally stipulated to be paid on such day; and thereupon the BANK without notice or demand may prosecute a suit at law and/or in equity as if all monies secured hereby had matured prior to its institution.

23) The BANK may at any time, without notice to any person, grant to the MORTGAGOR any modification of any kind or nature whatsoever, release any person liable for payment of any indebtedness secured hereby, or allow any change or changes, substitution or substitutions of any of the property described in this Mortgage or any other collateral which may be held by the BANK without in any manner affecting the liability of the MORTGAGOR, of any


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         endorsers, and/or guarantors of the indebtedness hereby secured or any other person for the payment of said indebtedness, together with interest and any other sums which may be due and payable to the BANK, and also without in any manner affecting or impairing the lien of this Mortgage upon the remainder of the property and other collateral which is not changed or substituted; and it is also understood and agreed that the BANK may at any time, without notice to any person, release any portion of the property described in this Mortgage or any other collateral, or any portion of any other collateral which may be held as security for the payment of the indebtedness hereby secured, either with or without any consideration for such release or releases, without in any manner affecting the liability of the MORTGAGOR, the endorsers, and/or guarantors, and all other persons who are or shall be liable for the payment of said indebtedness, and without affecting, disturbing or impairing in any manner whatsoever the validity and priority of the lien of this Mortgage or the full amount of the indebtedness remaining unpaid, together with all interest and advances which shall become payable, upon the entire remainder of the mortgaged property which is unreleased, and without in any manner affecting or impairing to any extent whatsoever any and all other collateral security which may be held by the BANK. It is distinctly understood and agreed by the MORTGAGOR and the BANK that any release or releases may be made by the BANK without the consent or approval of any other person or persons whomsoever.

24) Any agreement hereafter made by MORTGAGOR and BANK pursuant to this Mortgage shall be superior to the rights of the holder of any intervening lien or encumbrance.

25) In the event the premises hereby mortgaged, or any part thereof, shall be condemned and taken under the power of eminent domain, the BANK shall have the right to demand that all damages awarded for the taking of or damages to said premises shall be paid to the BANK, its successors or assigns, up to the amount then unpaid on this Mortgage, and may be applied against the payment or payments last payable thereon.

26) The MORTGAGOR will keep adequate records and books of account in accordance with generally accepted accounting principles and will permit the BANK, by its agents, accountants and attorneys, to visit and inspect the premises and examine the records and books of account of MORTGAGOR and to discuss the affairs, finances and accounts with MORTGAGOR at such reasonable times as may be requested by the BANK.

27) The MORTGAGOR will, at the cost of the MORTGAGOR, and without expense to the BANK, do, execute, acknowledge, and deliver all and every such further acts, deeds, conveyances, mortgages, assignments, notices of assignments, transfers, and assurances as the BANK shall from time to time require, for the better assuring, conveying, assigning, transferring and confirming unto the BANK the property and rights hereby conveyed or assigned or intended now or hereafter so to be, or which the MORTGAGOR may be or may hereafter become bound to convey or assign to the BANK, or for carrying out the intention or facilitating the performance of the terms of this Mortgage and/or any other loan documents, or for filing, registering, or recording this Mortgage and/or any other loan documents, and, on demand, will execute and deliver, and hereby authorizes the BANK to execute in the name of the MORTGAGOR to the extent it may lawfully do so, one or more financing statements, chattel mortgages or comparable security instruments, to evidence more effectively the lien hereof upon the mixed or personal property.

28) The MORTGAGOR forthwith upon the execution and delivery of this Mortgage and thereafter from time to time, will cause this Mortgage, and any security instrument creating a lien or evidencing the lien hereof upon the real and/or personal property and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and to fully protect


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         the lien and interest of the BANK in the mortgaged property; and pay all filing, registration, or recording fees, and all expenses incident to the preparation, execution, and acknowledgment of this Mortgage, any mortgage supplemental hereto, any security instrument with respect to the chattels, and any instrument of further assurance, and all federal, state, county municipal stamp taxes and other taxes, duties, imposts, assessments, and charges arising out of or in connection with the execution and delivery of the PROMISSORY NOTES, this Mortgage, any mortgage supplemental hereto, any security instrument with respect to the chattels, or any instrument of further assurance.

29) The MORTGAGOR will pay, from time to time when the same shall become due, all claims and demands of mechanics, materialmen, laborers, and others which, if unpaid, might result in, or permit the creation of, a lien on the mortgaged property, whether paramount or subordinate to this Mortgage, or any part thereof, or on the revenues, rents, issues, income and profits arising therefrom, and in general will do or cause to be done everything necessary so that the lien of this Mortgage shall be fully preserved, at the cost of the MORTGAGOR, without expense to the BANK. The claims of mechanics, materialmen and/or laborers which may give rise to mechanics' liens shall be released, discharged or bonded by MORTGAGOR with a cash or surety bond in the amount required by law for the bonding of mechanics' liens within thirty (30) days of the recording of the claim of lien.

30) The MORTGAGOR shall, within five (5) days after written demand by the BANK, execute in such form as shall be required by the BANK, an estoppel certificate and waiver of defenses duly acknowledged, setting forth the amount of principal and interest unpaid under the PROMISSORY NOTES and the general status of this Mortgage.

31) This Mortgage shall constitute a security agreement under the Uniform Commercial Code as it presently exists and may hereafter exist in the State of Florida. The MORTGAGOR hereby gives and grants unto the BANK a security interest in and to the furniture, fixtures, essential equipment, inventory, licenses, permits and contract rights necessary and normally used in the operation of the mortgaged premises. MORTGAGOR further agree to execute and deliver to the BANK, simultaneously with the execution and delivery of this Mortgage, or at any other time at the request of BANK, any and all Uniform Commercial Code Financing Statements reasonably required by the BANK to effect the purposes and intent of this paragraph.

32) If this Mortgage and the PROMISSORY NOTES secured hereby be modified, extended, renewed, or in any other manner altered at the request of MORTGAGOR or any other party obligated hereunder or under the PROMISSORY NOTES secured hereby or upon agreement with the BANK, MORTGAGOR shall pay to the BANK any and all costs of such modification, extension or renewal, including but not limited to title review, Uniform Commercial code review, additional cost of recording, and such attorneys' fees as may be incurred by the BANK for such modification, extension, or renewal.

33) In the event any one or more of the provisions contained in this MORTGAGE or in the PROMISSORY NOTES or in any other loan document shall for any reason be held to be inapplicable, invalid, illegal or unenforceable in any respect, such inapplicability, invalidity, illegality, or unenforceability shall, at the option of the BANK, not affect any other provision of this Mortgage, but this Mortgage shall be construed as if such inapplicable, invalid, illegal, or unenforceable provision had never been contained herein or therein.

34) All of the grants, covenants, terms, provisions, and conditions herein shall run with the land and shall apply to, bind and inure to the benefit of, the successors and assigns of the MORTGAGOR and the successors and assigns of the BANK.

35)      This Mortgage or any of the terms hereunder cannot be modified orally.

36)      This Mortgage shall be governed by the laws of the State of Florida.

37) Any sum or sums which may be loaned or advanced by the BANK to the MORTGAGOR at any time during the term of this Mortgage or of the PROMISSORY NOTES secured hereby but within the time limit authorized by Florida law for making valid future advances, together with interest thereon at the rate agreed upon at the time of such loan or advance, shall be equally secured with and have the same priority as the original indebtedness and be subject to all the terms and provisions of this Mortgage; provided, that the then aggregate amount of principal outstanding shall not exceed five times the original principal sum secured hereby.

38) It is the intent hereof to secure payment of the Notes and obligation secured hereby whether the entire amount shall have been advanced to the MORTGAGOR on the date hereof, or at a later date, and to secure any other amount or amounts that may be added to the mortgage indebtedness under the terms of this instrument, or advanced in the future. The total amount of indebtedness secured hereby may decrease or increase from time to time but the total unpaid balance so secured at any one time shall not exceed five times the original principal sum secured hereby together with interest accrued thereon and any disbursements made for the payment of taxes, levies, insurance premiums or advances made by the BANK as herein elsewhere provided for the protection of the property covered by the lien of this Mortgage, with interest thereupon; and this Mortgage shall secure any and all additional or further monies which may be advanced by the BANK, which future advances of money, if made, shall be evidenced by a Note or Notes executed by the MORTGAGOR to the BANK bearing such rate of interest and with such maturities as shall be determined from time to time, but any and all such future advances secured by this Mortgage shall be made within the time limit authorized by Florida law for making valid future advances. Nothing herein contained shall be deemed an obligation on the part of the BANK to make any future advances.

39) If at any time the State of Florida shall determine that the documentary stamps affixed to the Note or hereto or the taxes paid on this Mortgage are insufficient and that additional stamps or taxes should thereafter be affixed or paid, the MORTGAGOR shall pay for the same, together with any interest or penalties imposed in connection with such determination, and the amount of money needed to pay for such stamps or taxes and penalties shall, until such stamps are purchased and affixed and such taxes and penalties paid, be a portion of the indebtedness secured by this Mortgage and bear interest from the date of such determination at the maximum default rate as provided in the PROMISSORY NOTES secured hereby.

40) Any payment made in accordance with the terms of this Mortgage by any person at any time liable for the payment of the whole or any part of the sums now or hereafter secured by this Mortgage, or by any subsequent owner of the premises, or by any other person whose interest in the premises might be prejudiced in the event of a failure to make such payment, or by any stockholder, officer, or director of a corporation which at any time may be liable for such payment or may own or have such an interest in the premises, shall be deemed, as between the BANK and all persons who at any time may be liable as aforesaid, or may own the premises, to have been made on behalf of all such persons.

41) Acceptance by the BANK of any payment which is less than full payment of all amounts due and payable at the time of such payment, even if made by one other than the obligor, shall not constitute a waiver of the MORTGAGEE'S right to exercise its option to declare the whole of the principal sum then remaining unpaid, together with all accrued interest thereon, immediately due and payable without notice, or any other rights of the BANK except as to the extent otherwise provided by law.

42) The rights of the BANK arising hereunder or allowed or permitted to the BANK by law, shall be separate, distinct and cumulative, and the selection of one remedy shall not preclude the selection of another or other remedies until the BANK shall have recovered all sums due it, together with the appropriate interest thereon, and all costs of collections, including attorney's fees and appellate attorney's fees.

43) Wherever used in this Mortgage, unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, the word "MORTGAGOR" shall mean "Mortgagor and/or any subsequent owner or owners of the premises"; the word "BANK" shall mean "OCEAN BANK or any subsequent holder or holders of this Mortgage"; the word "PROMISSORY NOTE" shall mean "Note or Notes of even date herewith secured by this Mortgage, and any additional Notes hereafter to be issued, secured by this Mortgage pursuant to the future advance provision hereof"; the word "person" shall mean "an individual, corporation, partnership or unincorporated association, joint stock corporation and joint venture", and pronouns of any gender shall include the other genders, and either the singular or the plural shall include the other. If the MORTGAGOR consists of more than one person, the obligations and liabilities of each such person hereunder shall be joint and several.

44) If at any time any of the buildings or the improvements or the equipment now or hereafter located on or in the premises be unprotected or unguarded, or the premises be allowed to remain vacant or deserted for more than seven (7) days after notice from BANK to MORTGAGOR, the BANK may, at its option, employ watchmen for the premises and expend any monies deemed by it necessary to protect the premises and the building and improvements thereon and the personal property therein from waste, vandalism and other hazards, depredation or injury, and the amount of any monies expended for such purposes with interest at the maximum default rate as provided in the PROMISSORY NOTES secured hereby, and payment of sums so expended shall be due and payable by MORTGAGOR to the BANK on demand and be added to the indebtedness and be secured by this Mortgage.

45) MORTGAGOR represents, warrants, covenants and agrees to perform all of the obligations to be performed by MORTGAGOR under this Mortgage, the PROMISSORY NOTES secured hereby and any other instrument evidencing and/or securing the indebtedness secured hereby.

46) THE MORTGAGOR hereby agrees that it will not obtain any secondary financing on the mortgaged property which secures the loan from THE BANK to THE MORTGAGOR, or otherwise encumber said property without the prior written consent of THE BANK.

47) TAX AND INSURANCE ESCROW: If this Mortgage or THE NOTES secured hereby are in default, and if required by THE BANK, MORTGAGOR shall pay to THE BANK on the payment due date of each payment as provided in THE NOTE, any assessments or charges imposed upon the Mortgaged Property or any part thereof by any party, whether public or private, (hereinafter referred to as "Impositions") together with and in addition to such payments, a payment representing the amount of the Impositions and insurance premiums for such insurance as is required by THE BANK, next due on the Mortgaged Property in an amount sufficient, as estimated by THE BANK, to accumulate the sum required to pay such Impositions and insurance, as applicable, thirty (30) days prior to the due date thereof. Amounts held hereunder shall not be, nor be deemed to be, trust funds, but may be commingled with the general funds of THE BANK, and no interest shall be payable with respect thereto. Upon demand of THE BANK, MORTGAGOR shall deliver to THE BANK within ten (l0) days after such demand, such additional money as is necessary to make up any deficiencies in amounts necessary to enable THE BANK to pay such Impositions and insurance premiums when due. In case of an even of default, THE BANK may apply any amount under this section remaining to MORTGAGOR'S credit to the reduction of THE NOTE, at such times and in such manner as THE BANK shall determine.

48) ENVIRONMENTAL CONDITION OF PREMISES: Environmental Condition of Property. MORTGAGOR hereby warrants and represents to THE BANK after thorough investigation that:

         (a) the Premises are now and at all times hereafter will continue to be in full compliance with all Federal, State and local environmental laws and regulations, including but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of l980 (CERCLA), Public Law No. 96-5l0, 94 Stat. 2767, and the Superfund Amendments and Reauthorization Act of l986 (SARA), Public Law No. 99-499, 100 Stat. l6l3; and as of the date hereof there are, to its knowledge after investigation, no hazardous materials, substances, waste or other environmentally regulated substances (including without limitations, any materials containing asbestos) located on, in or under the Premises or used in connection therewith, or

         (b) MORTGAGOR has fully disclosed to THE BANK in writing the existence, extent and nature of any such hazardous material, substance, waste or other environmentally regulated substance, currently present or which MORTGAGOR is legally authorized and empowered to maintain on, in or under the Premises or use in connection therewith, MORTGAGOR has obtained and will maintain all licenses, permits and approvals required with respect thereto, and is and will remain in full compliance with all of the terms, conditions, and requirements of such licenses, permits and approvals. MORTGAGOR further warrants and represents that it will promptly notify THE BANK of any change in the environmental, condition of the Premises or in the nature or extent of any hazardous materials, substances or wastes maintained on, in or under the Premises or used in connection therewith, and will transmit to THE BANK copies of any citations, orders, notices or other material governmental or other communication received with respect to any other hazardous materials, substances, waste, or other environmentally regulated substance affecting the Premises.

         MORTGAGOR hereby indemnifies and holds harmless THE BANK from and against any and all damages, penalties, fines, claims, suits, liabilities, costs judgments and expenses (including attorneys', consultant's or expert's fees) of every kind and nature incurred, suffered by or asserted against THE BANK as a direct or indirect result of:

49) MORTGAGOR any warranty or representation made by MORTGAGOR in this paragraph being or becoming false or untrue in any material respect or any requirement under the law, regulation or ordinance, local, state or federal, regarding the removal or elimination of any hazardous materials, substances, waste or other environmentally regulated substances.

50) MORTGAGOR'S obligations hereunder shall not be limited to any extent by the term of THE NOTE, and, as to any act or occurrence prior to payment in full and satisfaction of said NOTE which gives rise to liability hereunder, shall continue, survive and remain in full force and effect notwithstanding foreclosure of this Mortgage, where THE BANK is the purchaser at the foreclosure sale, or delivery of a deed in lieu of foreclosure to THE BANK.

51) Upon improvement of the property and sale of the individual units and/or lots, MORTGAGOR will be entitled to partial releases from the lien of this Mortgage, provided that the Mortgage is in good standing and free from default, upon the payment to the BANK of the amounts as specified in the Construction Loan Agreement between BANK and MORTGAGOR herein.

         IT IS FURTHER RECOGNIZED THAT IN THE EVENT THE MORTGAGOR REQUESTS THE BANK TO ISSUE STAND-BY LETTER/S OF CREDIT GUARANTEEING A BENEFICIARY THAT FUNDS WILL BE AVAILABLE TO COMPLETE CERTAIN WORK OBLIGATIONS REQUIRED TO BE PERFORMED BY THE MORTGAGOR, THE STAND-BY LETTER/S OF CREDIT WILL BE SECURED BY THIS MORTGAGE.

         ONCE THE LOAN SECURED BY THIS MORTGAGE, IS PAID OFF PURSUANT TO THE TERMS OF PAYMENT OF THE NOTE AND THE RELEASE PROVISION HEREINABOVE DESCRIBED, THE MORTGAGOR FURTHER AGREES TO CONTINUE PAYING THE BANK THE RELEASE PRICE STIPULATED HEREIN, AND THE BANK AGREES TO SET ASIDE SAID FUNDS IN AN INTEREST-BEARING SAVINGS ACCOUNT UNTIL SUCH TIME AS SAID ACCOUNT HAS REACHED THE OUTSTANDING BALANCE OF THE STAND-BY LETTER/S OF CREDIT ISSUED BY THE BANK IN FAVOR OF THE BENEFICIARY. THE FUNDS DEPOSITED INTO SAID INTEREST BEARING SAVINGS ACCOUNT WILL SERVE AS COLLATERAL FOR THE STAND-BY LETTER/S OF CREDIT. AS THE OBLIGATIONS OF THE STAND-BY LETTER/S OF CREDIT ARE REDUCED, THE MORTGAGOR MAY WITHDRAW FUNDS FROM SAID ACCOUNT; PROVIDED THAT THE REMAINING BALANCE OF THE INTEREST BEARING ACCOUNT IS NOT LESS THAN THE OUTSTANDING BALANCE OF THE STAND-BY LETTER/S OF CREDIT.

52) An interest reserve in the amount of $400,000.00 has been established for this transaction. This sum is to be allocated to the interest payments due under the loan and shall be disbursed once a month, as per invoices of THE BANK. Once this reserve is depleted, any excess of the interest payments due under the loan shall be paid out of THE MORTGAGOR'S own funds to THE BANK when due. In the event that actual construction has not taken place within six months after closing of this loan, the interest reserve funds will become frozen until a new approval is obtained from THE BANK.

53) Mortgagor agrees it will fully perform, comply with and abide by each and every one of the terms, covenants and agreements contained and set forth in the certain Mortgage Loan Commitment by and between the parties hereto, dated May 2, 2001, accepted May 17, 2001, together with any further modifications or amendments thereof, relating to this Mortgage loan, executed copies of which are in the possession of the Mortgagor and Mortgagee. Any default under or breach by Mortgagor of said Mortgage Loan Commitment and amendments thereto, if any, or other loan documents shall, at the option of the Mortgagee, be an Event of Default under the terms of this Mortgage.

54) In order to induce the BANK to make the loan, MORTGAGOR represents and warrants that: (a) except as previously or concurrently disclosed in writing to the BANK, there are no actions, suits or proceedings pending or threatened against or affecting any Mortgagor or any portion of the premises, or involving the validity or enforceability of this Mortgage or the priority of its lien, before any court of law or equity or any tribunal, administrative board or governmental authority, and no Mortgagor is in default under any other indebtedness or with respect to any order, writ, injunction, decree, judgment or demand of any court or any governmental authority; (b) the execution and delivery of the Note, this Mortgage and all other Loan Documents do not and shall not (i) violate any provisions of any law, rule, regulation, order, writ, judgment, injunction, decree, determination, or award applicable to any Mortgagor, nor (ii) result in a breach of, or constitute a default under any indenture, bond, mortgage, lease, instrument, credit agreement, undertaking, contract or other agreement to which any Mortgagor is a party or by which any of them or their respective properties may be bound or affected; (c) the Note, this Mortgage and all other Loan Documents constitute valid and binding obligations of the Mortgagor executing the same, enforceable against such Mortgagor in accordance with their respective terms; (d) all financial statements of the Mortgagors previously delivered to the BANK have been prepared in accordance with generally accepted accounting principles consistently applied and fairly present the correct respective financial conditions of the Mortgagor as of their respective dates, and the foregoing shall be true with respect to all financial statements of the Mortgagor delivered to Mortgagee hereafter; (e) there is no fact that the Mortgagor have not disclosed to the BANK in writing that could materially adversely affect their respective properties, businesses or financial conditions or the premises, or any other collateral for the Loan; (f) the Mortgagor have duly obtained all permits, licenses, approvals and consents from, and made all filings with, any governmental authority (and the same have not lapsed nor been rescinded or revoked) which are necessary in connection with the execution or delivery or enforcement of this Mortgage or any other Loan Document or the performance of any Mortgagor's obligations thereunder; (g) the proceeds of the Loan are not being used to purchase or carry any "margin stock" within the meaning of the Regulation "U" of the Board of Governors of the Federal Reserve System, nor to extend credit to others for that purpose; and
         (h) each extension of credit secured by this Mortgage is exempt from the provisions of the Federal Consumers Credit Protection Act (Truth-in-Lending Act) and Regulation "Z" of the Board of Governors of the Federal Reserve System, because Mortgagor is a person fully excluded therefrom, and/or because said extension of credit is only for business or commercial purposes of Mortgagor and is not being used for personal, family, household or agricultural purposes. Mortgagor acknowledges and agrees that the BANK is relying on the representations and warranties in this Mortgage and all other Loan Documents as a precondition to making the Loan, and that all such representations and warranties shall survive the closing of the Loan and any bankruptcy proceedings.

55) THE BANK AND THE MORTGAGOR SPECIFICALLY AGREE THAT THEY WAIVE ALL RIGHTS TO RELY ON OR ENFORCE ANY ORAL STATEMENTS MADE PRIOR TO OR SUBSEQUENT TO THE SIGNING OF THIS DOCUMENT.

56) THE BANK AND THE MORTGAGOR HEREBY KNOWINGLY, VOLUNTARILY AND INTELLIGENTLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS DOCUMENT, AND/OR ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, AND/OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF EITHER PARTY MADE BEFORE, DURING, OR AFTER THE EXECUTION OF THIS DOCUMENT. THIS WAIVER APPLIES IN THE EVENT ANY OTHER PARTIES INSTITUTE, JOIN, OR DEFEND ANY LITIGATION. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE BANK EXTENDING CREDIT TO BORROWER. IT IS EXPRESSLY AGREED THAT NO PARTY OR ENTITY HAS REPRESENTED THAT THIS WAIVER WILL NOT BE ENFORCED.

57) VENUE AND JURISDICTION SHALL BE IN PALM BEACH COUNTY, FLORIDA, FOR ANY AFFIRMATIVE OR DEFENSIVE LEGAL PROCEEDINGS IN CONNECTION WITH THIS DOCUMENT AND/OR ANY OTHER DOCUMENT SIGNED BY THE MORTGAGOR IN FAVOR OF THE BANK.

         IN WITNESS WHEREOF, the MORTGAGOR has, on the day and year first above written, executed these presents.

Signed, sealed, and deliver                 ORIOLE HOMES CORP., a Florida
in the presence of:                         corporation.
                                            1690 S. Congress Avenue, #200
                                            Delay Beach, FL  33445


                                            BY:
--------------------------------                --------------------------------
                                                MARK A. LEVY, PRESIDENT

                                            ATTEST:
--------------------------------                    ----------------------------
                                                    H.A. LEVY, SECRETARY


STATE OF FLORIDA           }
                           }  ss:
COUNTY OF MIAMI-DADE       }

         THE FOREGOING instrument was acknowledged before me this _____ day of ____________________________, 2001, by MARK A. LEVY AND H.A. LEVY, as President
and Secretary, respectively, of ORIOLE HOMES CORP., a Florida corporation, on behalf of the corporation. They have produced Florida drivers' licenses as identification.



                                            ------------------------------------
                                            ENI F. CALVINO
                                            NOTARY PUBLIC, STATE OF FLORIDA

My Commission Expires: